UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 4, 2004

Anixter International Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd, Glenview , IL		60026
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	224-521-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 4, 2004, Anixter International Inc. (the "Company") announced that it had renewed for an additional 364 days the accounts receivable securitization program it has had in place since October 2000. In announcing the program renewal, Anixter said key terms of the program are largely unchanged with the exception that Anixter Receivables Corporation ("ARC") has been granted a call right with respect to receivables sold. As a result of this call right, ARC, which was previously unconsolidated, will now be consolidated in the financial statements of the Company. Approximately $183.7 million of long-term debt, which was previously recorded, on ARC’s financial statements, will now be reflected in the Company’s consolidated balance sheet.

The applicable Amended and Restated Sale and Purchase Agreements, dated as of September 30, 2004, are attached as Exhibit 4.1 and 4.2, respectively. The Company's press release, dated October 4, 2004, is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

4.1 Amended and Restated Receivables Sale Agreement, dated September 30,2004.
4.2 Amended and Restated Receivables Purchase Agreement, dated September 30,2004.
99.1 Press Release, dated October 4, 2004, issued by Anixter International Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anixter International Inc. (Registrant)

October 5, 2004	By:	Dennis J. Letham

Name: Dennis J. Letham
Title: Senior Vice President - Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

EX-4.1	Amended and Restated Receivables Sale Agreement, dated September 30, 2004.
EX-4.2	Amended and Restated Receivables Purchase Agreement, dated September 30, 2004.
EX-99.1	Press Release, dated October 4, 2004, issued by Anixter International Inc.